Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Crinetics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value	Other	4,646,320	$37.16	$172,657,251	$153.10 per $1,000,000	$26,433.83
2	Equity	Common stock, $0.001 par value	Other	929,264	$37.16	$34,531,450	$153.10 per $1,000,000	$5,286.77
3	Equity	Common stock, $0.001 par value	Other	2,000,000	$37.16	$74,320,000	$153.10 per $1,000,000	$11,378.40
	Total Offering Amounts					$281,508,701		$43,099
	Total Fee Offsets					$0		$0
	Net Fee Due					$281,508,701		$43,099

Fee Note #

1.
The amount registered represents additional shares of the Registrant’s common stock that became available for issuance under the Crinetics Pharmaceuticals, Inc. 2018 Incentive Award Plan (the “2018 Plan”), pursuant to the evergreen provision of the 2018 Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also registers an indeterminate number of additional shares that may be issued pursuant to the 2018 Plan as a result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of the common stock covered by this Registration Statement have been estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on February 21, 2025, which date is within five business days prior to filing this Registration Statement.

2.
The amount registered represents additional shares of the Registrant’s common stock that became available for issuance under the Crinetics Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”), pursuant to the evergreen provision of the 2018 ESPP. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also registers an indeterminate number of additional shares that may be issued pursuant to the 2018 ESPP as a result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of the common stock covered by this Registration Statement have been estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on February 21, 2025, which date is within five business days prior to filing this Registration Statement.

3.
The amount registered represents additional shares of the Registrant’s common stock available for issuance pursuant to awards that may be granted under the Crinetics Pharmaceuticals, Inc. 2021 Employment Inducement Incentive Award Plan (the “Inducement Plan”), pursuant to the fourth amendment to the Inducement Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also registers an indeterminate number of additional shares that may be issued pursuant to the Inducement Plan as a result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of the common stock covered by this Registration Statement have been estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on February 21, 2025, which date is within five business days prior to filing this Registration Statement.